Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2017 Results

-- Fourth Quarter SaaS and License Revenue Increased 39% to $65.2 Million --
-- Fourth Quarter Total Revenue Increased 27% to $88.8 Million --
-- Fourth Quarter GAAP Net Income of $0.3 Million --
-- Fourth Quarter Non-GAAP Adjusted EBITDA Increased to $22.2 Million --

TYSONS, VA., February 27, 2018 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its fourth quarter and full year ended December 31, 2017. Alarm.com also provided its financial outlook for SaaS and license revenue for the first quarter of 2018 and guidance for the full year 2018.

“We’re pleased to report solid results for the quarter and the year and are thankful for the continued performance of our service providers with our solutions,” said Steve Trundle, President and CEO of Alarm.com. “The market continues to favor the type of innovative connected property services that we provide. In addition to our financial results for the quarter, we also expanded our energy management portfolio by announcing a new smart thermostat with advanced capabilities for energy-efficiency and proactive detection of maintenance issues.”

Fourth Quarter 2017 Financial Results as Compared to Fourth Quarter 2016

•	SaaS and license revenue increased 39% to $65.2 million, compared to $46.9 million.

•	Total revenue increased 27% to $88.8 million, compared to $69.8 million.

•	GAAP net income was $0.3 million, or $0.01 per diluted share, compared to $3.0 million or $0.06 per diluted share.

•	Non-GAAP adjusted EBITDA increased to $22.2 million, compared to $14.3 million.

•	Non-GAAP adjusted net income increased to $13.0 million, or $0.26 per diluted share, compared to $9.1 million or $0.19 per diluted share.

Full Year 2017 Financial Results as Compared to Full Year 2016

•	SaaS and license revenue increased 36% to $236.3 million, compared to $173.5 million.

•	Total revenue increased 30% to $338.9 million, compared to $261.1 million.

•	GAAP net income was $29.3 million, or $0.59 per diluted share, compared to $10.2 million or $0.21 per diluted share.

•	Non-GAAP adjusted EBITDA increased to $71.6 million, compared to $49.0 million.

•	Non-GAAP adjusted net income increased to $45.1 million, or $0.92 per diluted share, compared to $31.1 million or $0.65 per diluted share.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents were $96.3 million as of December 31, 2017, compared to $140.6 million as of December 31, 2016.

•	For the year ended December 31, 2017, cash flows from operations increased to $57.2 million from $22.6 million for the year ended December 31, 2016.

Implementation of ASC 606, Revenue from Contracts with Customers

•	Effective January 1, 2018, Alarm.com adopted ASC 606 using the modified retrospective transition method.

•	Alarm.com completed its assessment of ASC 606 and does not believe the adoption of ASC 606 will have a material impact on its revenue recognition policies or its consolidated financial statements.

•
Effective January 1, 2018, Alarm.com will capitalize a portion of its commission costs as an incremental cost of obtaining a contract. Previously, Alarm.com expensed commission costs as incurred. Alarm.com does not believe the capitalization of commission costs will have a material impact on its consolidated financial statements.

In order to facilitate comparison of Alarm.com's fourth quarter financial results to prior periods, the table below summarizes the impact of (i) the Tax Cuts and Jobs Act signed into law in December 2017 (the “Tax Act”), (ii) treatment of tax windfall benefits under the newly adopted accounting standard (ASU 2016-09), and (iii) other non-GAAP adjustments as described in further detail below:

Fourth Quarter 2017 Financial Results (in thousands, except per share data)	As Reported (GAAP)	As Adjusted (non-GAAP)	(1)
Total revenue	$88,793	$88,793
Income before income taxes	$12,291	$20,139	(2)
Provision for income taxes	$11,971	$7,109	(3)
Net income	$320	$13,030	(2) (3)
Net income per share - diluted	$0.01	$0.26	(2) (3)

(1)	See the Reconciliation of Non-GAAP Measures section below for detail on the reconciliation between GAAP and non-GAAP results.
(2)
These non-GAAP results exclude $0.4 million in other income, $3.6 million in amortization expense, $2.3 million in stock-based compensation expense, $0.1 million in acquisition-related expense and $2.3 million in litigation expense.

(3)
These non-GAAP results exclude an $8.8 million provision for income taxes related to the Tax Act for the revaluation of deferred tax assets, as well as a $1.1 million tax windfall benefit related to the newly adopted accounting standard (ASU 2016-09).

Recent Business Highlights

•
Michelle K. Lee Appointed to Alarm.com Board of Directors: Effective January 17, 2018, Alarm.com appointed Michelle K. Lee to serve as a member of its board of directors. Ms. Lee is the Herman Phleger Visiting Professor of Law at Stanford Law School, where she teaches disruptive technologies and intellectual property. From 2012 until June 2017, Ms. Lee held various positions with the United States Patent and Trademark Office (USPTO), including most recently serving as the Under Secretary of Commerce for Intellectual Property and Director of the USPTO. Before her time in public service, Ms. Lee was deputy general counsel at Google Inc. and its first Head of Patents and Patent Strategy. Prior to Google, she was a partner at the law firm of Fenwick & West LLP. Ms. Lee earned a B.S. and an M.S. in Electrical Engineering and Computer Science from Massachusetts Institute of Technology and a J.D. from Stanford Law School.

•
Unveiled Next Generation Smart Thermostat: Alarm.com announced a new smart thermostat that combines cloud-intelligence with more advanced device hardware. It offers easier and more accurate installations for Alarm.com’s service provider partners, and a wide range of advanced energy-saving capabilities for consumers. Deeply integrated with the Alarm.com platform, the new smart thermostat can automatically detect HVAC wiring and configure settings to the property’s system and broaden the range of systems with which Alarm.com can integrate.

•
Announced HVAC Safeguards: HVAC Safeguards is a new machine-learning feature that proactively monitors the HVAC system, alerting service providers and homeowners to trouble conditions before they cascade into more inconvenient system failures. Built on Alarm.com's Insights Engine, HVAC Safeguards extends peace of mind beyond traditional security to help property owners prevent or mitigate some of the most common repair and maintenance costs.

•
Increased Alarm.com Mobile App Capabilities: A new update to the Alarm.com family of mobile apps allows subscribers to communicate directly with their monitoring station for faster responses to emergencies and greater peace of mind. Property owners can use the Alarm.com app to trigger a panic alert to notify their monitoring service that help is needed, and to confirm or cancel an existing alarm event. The increased integration of monitoring stations into the customer experience enables Alarm.com’s service provider partners to further differentiate their security solution, deliver a more valued monitoring service and reduce the costs and hassles of false alarms.

•
EnergyHub Expands Ecosystem: Alarm.com subsidiary EnergyHub, a leading provider of connected device and distributed energy resource solutions for utilities, announced a partnership with Rheem, a leading global manufacturer of heating, cooling and water heating equipment. EnergyHub has integrated Rheem intelligent water heaters to expand the roster of smart energy devices that utilities can control and manage at scale through EnergyHub’s Mercury 3.0 platform.

•
PointCentral Agreement with Invitation Homes: PointCentral, an Alarm.com subsidiary, and Invitation Homes entered into a multi-year agreement to deploy PointCentral’s enterprise-grade property management home automation solutions to Invitation Homes’ portfolio of single-family rental properties. Invitation Homes is the largest single-family rental real estate investment trust in the United States and manages approximately eighty thousand homes.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the first quarter of 2018 and its guidance for the full year 2018.

For the first quarter of 2018:

•	SaaS and license revenue is expected to be in the range of $66.9 million to $67.1 million.

For the full year 2018:

•	SaaS and license revenue is expected to be in the range of $282.5 million to $283.0 million.

•	Total revenue is expected to be in the range of $380.0 million to $382.0 million, which includes anticipated hardware and other revenue in the range of $97.5 million to $99.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $81.5 million to $82.5 million.

•	Non-GAAP adjusted net income is expected to be in the range of $56.0 million to $57.0 million, based on an estimated tax rate of 21%.

•	Based on an expected 50.0 million weighted average shares outstanding (diluted), non-GAAP adjusted net income is expected to be in the range of $1.12 to $1.14 per diluted share.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its fourth quarter and full year 2017 financial results and its outlook for the first quarter and full year 2018. A live audio webcast is scheduled to begin at 4:30 p.m. ET on February 27, 2018. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through March 6, 2018 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 2866865. Alarm.com will also offer a live and archived webcast of the conference call accessible via Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of people use Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share. We have included non-GAAP measures in this press release because they are financial and operating measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results. The litigation expense we exclude from this calculation relates to non-ordinary course litigation expenses, including those expenses resulting from ongoing intellectual property litigation. Notably, we do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

We exclude one or more of the following items from non-GAAP financial measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs incurred in litigation and litigation-related matters of non-ordinary course lawsuits, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper business units from Icontrol Networks, Inc. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Other income, net: We exclude other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to income taxes from our adjusted EBITDA calculation. We also exclude the impact related to (i) the adoption of the new accounting standard for employee share-based transactions and (ii) the impact related to the tax reform enacted in December 2017, from our provision for income taxes within our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted. We do not consider these tax adjustments to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s overall growth in the connected property market and smart home security space, the Company’s ability to continue to enhance its platform and deliver additional product offerings including acquisitions of new technologies or improvements to current technologies, the Company’s expansion of its ecosystem of partners, potential growth opportunities in the energy management space, the impact of the Tax Cuts and Jobs Act on the Company’s business and the Company’s future financial performance for the first quarter and full-year 2018. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s ability to retain service provider partners and residential and commercial subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
Brinlea Johnson
The Blueshirt Group
ir@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016	2015
Revenue:
SaaS and license revenue	$65,205	$46,888	$236,283	$173,540	$140,936
Hardware and other revenue	23,588	22,906	102,654	87,566	67,952
Total revenue	88,793	69,794	338,937	261,106	208,888
Cost of revenue:
Cost of SaaS and license revenue	9,473	8,450	35,610	30,229	25,722
Cost of hardware and other revenue	18,412	18,265	80,578	69,151	51,652
Total cost of revenue	27,885	26,715	116,188	99,380	77,374
Operating expenses:
Sales and marketing	10,851	9,448	43,490	38,980	32,240
General and administrative	13,597	15,802	55,396	57,926	35,473
Research and development	18,915	12,048	72,755	44,272	40,002
Amortization and depreciation	4,953	1,627	17,734	6,490	5,808
Total operating expenses	48,316	38,925	189,375	147,668	113,523
Operating income	12,592	4,154	33,374	14,058	17,991
Interest expense	(651)	(53)	(2,199)	(190)	(178)
Other income / (expense), net	350	175	1,066	513	(348)
Income before income taxes	12,291	4,276	32,241	14,381	17,465
Provision for income taxes	11,971	1,300	2,990	4,227	5,697
Net income	320	2,976	29,251	10,154	11,768
Dividends paid to participating securities	—	—	—	—	(18,987)
Income allocated to participating securities	—	(2)	(13)	(12)	—
Net income / (loss) attributable to common stockholders	$320	$2,974	$29,238	$10,142	$(7,219)

Per share information attributable to common stockholders:
Net income / (loss) per share:
Basic	$0.01	$0.06	$0.63	$0.22	$(0.30)
Diluted	$0.01	$0.06	$0.59	$0.21	$(0.30)
Weighted average common shares outstanding:
Basic	47,161,885	46,018,630	46,682,141	45,716,757	24,108,362
Diluted	49,341,091	48,025,847	49,153,948	47,875,522	24,108,362
Cash dividends declared per share	$—	$—	$—	$—	$0.36

Stock-based compensation expense included in operating expenses:	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016	2015
Sales and marketing	$202	$114	$561	$536	$372
General and administrative	730	523	2,638	1,430	2,486
Research and development	1,347	484	4,214	2,035	1,266
Total stock-based compensation expense	$2,279	$1,121	$7,413	$4,001	$4,124

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$96,329	$140,634
Accounts receivable, net	40,634	29,810
Inventory, net	14,177	10,543
Other current assets	12,796	9,197
Total current assets	163,936	190,184
Property and equipment, net	23,459	20,180
Intangible assets, net	94,286	4,568
Goodwill	63,591	24,723
Deferred tax assets	18,444	16,752
Other assets	7,925	4,838
Total assets	$371,641	$261,245
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$29,084	$28,300
Accrued compensation	12,127	8,814
Deferred revenue	3,292	2,585
Total current liabilities	44,503	39,699
Deferred revenue	9,386	10,040
Long-term debt	71,000	6,700
Other liabilities	13,925	13,557
Total liabilities	138,814	69,996
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2017 and December 31, 2016.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 47,215,720 and 46,172,318 shares issued; and 47,202,310 and 46,142,483 shares outstanding as of December 31, 2017 and December 31, 2016, respectively.	472	461
Additional paid-in capital	321,032	308,697
Accumulated deficit	(88,677)	(117,909)
Total stockholders’ equity	232,827	191,249
Total liabilities and stockholders’ equity	$371,641	$261,245

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
Cash flows from operating activities:	2017	2016	2015
Net income	$29,251	$10,154	$11,768
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	453	648	276
Reserve for product returns	2,055	2,071	1,559
Amortization on patents and tooling	965	786	391
Amortization and depreciation	17,734	6,490	5,808
Amortization of debt issuance costs	97	103	108
Deferred income taxes	2,488	263	(2,670)
Change in fair value of contingent liability	—	(230)	(470)
Undistributed losses from equity investees	120	81	681
Stock-based compensation	7,413	4,001	3,347
Disposal of property and equipment	828	—	—
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(1,911)	(11,181)	(5,910)
Inventory	(3,335)	(4,068)	378
Other assets	(2,542)	(837)	(2,725)
Accounts payable, accrued expenses and other current liabilities	3,774	10,458	5,966
Deferred revenue	(517)	636	1,081
Other liabilities	314	3,225	8,431
Cash flows from operating activities	57,187	22,600	28,019
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	(154,289)	—	(5,632)
Additions to property and equipment	(10,464)	(9,055)	(10,347)
Investment in cost and equity method investees	(42)	(139)	(247)
Issuances of notes receivable	(8,000)	(3,073)	(406)
Receipt of payment on notes receivable	4,000	2,441	—
Purchases of licenses to patents	—	(1,600)	(1,000)
Cash flows used in investing activities	(168,795)	(11,426)	(17,632)
Cash flows from financing activities:
Proceeds from issuance of common stock from initial public offering, net of underwriting discount and commission	—	—	97,976
Proceeds from credit facility	139,000	—	—
Repayments of credit facility	(74,700)	—	—
Payments of debt issuance costs	(438)	(131)	—
Payments of long-term consideration for business acquisitions	—	(417)	(417)
Dividends paid to common stockholders	—	—	(1,013)
Dividends paid to employees for unvested shares	—	—	(57)
Dividends paid to redeemable convertible preferred stockholders	—	—	(18,930)
Payments of offering costs	—	—	(2,632)
Repurchases of common stock	(9)	(11)	(1)
Proceeds from early exercise of stock-based awards	—	—	129
Issuances of common stock from equity based plans	3,450	1,661	344
Cash flows from financing activities	67,303	1,102	75,399
Net (decrease) / increase in cash and cash equivalents	(44,305)	12,276	85,786
Cash and cash equivalents at beginning of the period	140,634	128,358	42,572
Cash and cash equivalents at end of the period	$96,329	$140,634	$128,358

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016	2015
Adjusted EBITDA:
Net income	$320	$2,976	$29,251	$10,154	$11,768
Adjustments:
Interest expense and other income / (expense), net	301	(122)	1,133	(323)	526
Provision for income taxes	11,971	1,300	2,990	4,227	5,697
Amortization and depreciation expense	4,953	1,627	17,734	6,490	5,808
Stock-based compensation expense	2,279	1,121	7,413	4,001	4,124
Acquisition-related expense	53	5,301	5,895	11,098	100
Litigation expense	2,289	2,108	7,212	13,387	6,347
Total adjustments	21,846	11,335	42,377	38,880	22,602
Adjusted EBITDA	$22,166	$14,311	$71,628	$49,034	$34,370

Adjusted net income:
Net income, as reported	$320	$2,976	$29,251	$10,154	$11,768
Provision for income taxes	11,971	1,300	2,990	4,227	5,697
Income before income taxes	12,291	4,276	32,241	14,381	17,465
Adjustments:
Less: Other income / (expense), net	(350)	(175)	(1,066)	(513)	348
Amortization expense	3,577	382	12,282	1,750	2,151
Stock-based compensation expense	2,279	1,121	7,413	4,001	4,124
Acquisition-related expense	53	5,301	5,895	11,098	100
Litigation expense	2,289	2,108	7,212	13,387	6,347
Non-GAAP adjusted income before income taxes	20,139	13,013	63,977	44,104	30,535
Income taxes [1]	(7,109)	(3,956)	(18,873)	(12,966)	(9,958)
Non-GAAP adjusted net income	$13,030	$9,057	$45,104	$31,138	$20,577

1 Income taxes are calculated using a rate of 35.3% and 29.5% for the three and twelve months ended December 31, 2017, respectively, which represents the effective tax rate excluding (i) the impact of the new accounting standard for employee share-based payments (ASU 2016-09), and (ii) the tax expense due to the Tax Act. Income taxes are calculated at the effective tax rate of 30.4% and 29.4% for the three and twelve months ended December 31, 2016, respectively. Income taxes are calculated at the effective tax rate of 32.6% for the year ended December 31, 2015.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016	2015
Adjusted net income attributable to common stockholders:
Net income (loss) attributable to common stockholders, as reported	$320	$2,974	$29,238	$10,142	$(7,219)
Provision for income taxes	11,971	1,300	2,990	4,227	5,697
Income (loss) attributable to common stockholders before income taxes	12,291	4,274	32,228	14,369	(1,522)
Adjustments:
Dividends paid to participating securities	—	—	—	—	18,987
Less: Other income / (expense), net	(350)	(175)	(1,066)	(513)	348
Amortization expense	3,577	382	12,282	1,750	2,151
Stock-based compensation expense	2,279	1,121	7,413	4,001	4,124
Acquisition-related expense	53	5,301	5,895	11,098	100
Litigation expense	2,289	2,108	7,212	13,387	6,347
Non-GAAP adjusted income attributable to common stockholders before income taxes	20,139	13,011	63,964	44,092	30,535
Income taxes [1]	(7,109)	(3,956)	(18,869)	(12,966)	(9,958)
Less: Income allocated to participating securities	—	—	—	—	(13,511)
Non-GAAP adjusted net income attributable to common stockholders	$13,030	$9,055	$45,095	$31,126	$7,066

1 Income taxes are calculated using a rate of 35.3% and 29.5% for the three and twelve months ended December 31, 2017, respectively, which represents the effective tax rate excluding (i) the impact of the new accounting standard for employee share-based payments (ASU 2016-09), and (ii) the tax expense due to the Tax Act. Income taxes are calculated at the effective tax rate of 30.4% and 29.4% for the three and twelve months ended December 31, 2016, respectively. Income taxes are calculated at the effective tax rate of 32.6% for the year ended December 31, 2015.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016	2015
Adjusted net income per share:
Net income (loss) per share - basic, as reported	$0.01	$0.06	$0.63	$0.22	$(0.30)
Provision for income taxes	0.25	0.03	0.06	0.09	0.24
Income before income taxes	0.26	0.09	0.69	0.31	(0.06)
Adjustments:
Dividends paid to participating securities	—	—	—	—	0.79
Less: Other income / (expense), net	(0.01)	—	(0.02)	(0.01)	0.01
Amortization expense	0.08	0.01	0.26	0.04	0.09
Stock-based compensation expense	0.05	0.02	0.16	0.09	0.17
Acquisition-related expense	—	0.12	0.13	0.24	—
Litigation expense	0.05	0.05	0.15	0.29	0.26
Non-GAAP adjusted income before income taxes	0.43	0.28	1.37	0.96	1.27
Income taxes [1]	(0.15)	(0.09)	(0.40)	(0.28)	(0.41)
Less: Income allocated to participating securities	—	—	—	—	(0.56)
Non-GAAP adjusted net income per share - basic	$0.28	$0.20	$0.97	$0.68	$0.28

Non-GAAP adjusted net income per share - diluted	$0.26	$0.19	$0.92	$0.65	$0.27

Weighted average common shares outstanding:
Basic, as reported	47,161,885	46,018,630	46,682,141	45,716,757	24,108,362
Diluted, as reported	49,341,091	48,025,847	49,153,948	47,875,522	24,108,362
Dilutive shares	—	—	—	—	1,770,412
Non-GAAP weighted average common shares outstanding - diluted	49,341,091	48,025,847	49,153,948	47,875,522	25,878,774

1 Income taxes are calculated using a rate of 35.3% and 29.5% for the three and twelve months ended December 31, 2017, respectively, which represents the effective tax rate excluding (i) the impact of the new accounting standard for employee share-based payments (ASU 2016-09), and (ii) the tax expense due to the Tax Act. Income taxes are calculated at the effective tax rate of 30.4% and 29.4% for the three and twelve months ended December 31, 2016, respectively. Income taxes are calculated at the effective tax rate of 32.6% for the year ended December 31, 2015.